Exhibit 99.2

Item 6.	SELECTED FINANCIAL DATA

EFH CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(millions of dollars, except ratios)

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31,
				2006	2005	2004
Operating revenues (a)	$11,364	$1,994	$8,044	$10,703	$10,826	$9,319
Income (loss) from continuing operations before extraordinary gain (loss) and cumulative effect of changes in accounting principles	$(9,998)	$(1,361)	$699	$2,465	$1,775	$81
Income from discontinued operations, net of tax effect	$—	$1	$24	$87	$5	$378
Extraordinary gain (loss), net of tax effect	$—	$—	$—	$—	$(50)	$16
Cumulative effect of changes in accounting principles, net of tax effect	$—	$—	$—	$—	$(8)	$10
Exchangeable preferred membership interest buyback premium	$—	$—	$—	$—	$—	$849
Preference stock dividends	$—	$—	$—	$—	$10	$22
Net income (loss)	$(9,998)	$(1,360)	$723	$2,552	$1,712	$(386)
Net loss attributable to noncontrolling interests	$160	$—	$—	$—	$—	$—
Net income (loss) attributable to EFH Corp.	$(9,838)	$(1,360)	$723	$2,552	$1,712	$(386)

Ratio of earnings to fixed charges (b)	—	—	2.30	5.11	3.80	1.16
Ratio of earnings to combined fixed charges and preference dividends (b)	—	—	2.30	5.11	3.74	1.11

Embedded interest cost on long-term debt – end of period (c)	9.2%	9.5%	6.5%	6.6%	6.3%	6.0%
Embedded dividend cost on preferred stock of subsidiaries – end of period (d)	—%	—%	—%	—%	—%	4.4%

Capital expenditures, including nuclear fuel	$2,978	$707	$2,395	$2,297	$1,104	$999

See Notes to Financial Statements.

EFH CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (CONTINUED)

(millions of dollars, except ratios)

	Successor		Predecessor
	December 31,		December 31,
	2008	2007	2006	2005	2004
Total assets – end of year (e)	$59,263	$64,804	$27,216	$27,978	$24,059
Property, plant & equipment – net – end of year	$29,522	$28,650	$18,569	$17,006	$16,495
Goodwill and intangible assets – end of year	$17,379	$27,319	$729	$728	$723

Capitalization – end of year
Equity-linked debt securities	$—	$—	$—	$179	$285
All other long-term debt, less amounts due currently	40,838	38,603	10,631	11,153	12,127
Preferred stock of subsidiaries (not subject to mandatory redemption) (f)	—	—	—	—	38
Preference stock	—	—	—	—	300
EFH Corp. common stock equity	(3,532)	6,685	2,140	475	339
Noncontrolling interests in subsidiaries	1,355	—	—	—	—

Total	$38,661	$45,288	$12,771	$11,807	$13,089

Capitalization ratios – end of year
Equity-linked debt securities	—%	—%	—%	1.5%	2.2%
All other long-term debt, less amounts due currently	105.6	85.2	83.2	94.5	92.6
Preferred stock of subsidiaries (f)	—	—	—	—	0.3
Preference stock	—	—	—	—	2.3
EFH Corp. common stock equity	(9.1)	14.8	16.8	4.0	2.6
Noncontrolling interests in subsidiaries	3.5	—	—	—	—

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Short-term borrowings – end of year	$1,237	$1,718	$1,491	$798	$210
Long-term debt due currently – end of year	$385	$513	$485	$1,250	$229

(a)	The operating revenues shown above reflect the change in classification for commodity hedging and trading activities discussed in Note 1 to the Financial Statements that resulted in an increase in operating revenues of $1.492 billion and $554 million for the Successor period from October 11 through December 31, 2007 and the Predecessor period from January 1 through October 10, 2007, respectively, a decrease of $153 million for the year ended December 31, 2006, and an increase of $164 million and $103 million for the years ended December 31, 2005 and 2004, respectively.
(b)	Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $10.469 billion and $2.034 billion for the year ended December 31, 2008 and for the period from October 11, 2007 through December 31, 2007, respectively.
(c)	Represents the annual interest using year-end rates for variable rate debt and reflecting the effects of interest rate swaps (excluding unrealized mark-to-market gains or losses) and amortization of any discounts, premiums, issuance costs and any deferred gains/losses on reacquisitions divided by the carrying value of the debt plus or minus the unamortized balance of any discounts, premiums, issuance costs and gains/losses on reacquisitions at the end of the year.
(d)	Includes the unamortized balance of the loss on reacquired preferred stock and associated amortization.
(e)	The total assets shown above reflect the change in presentation related to EFH Corp.’s adoption of FSP FIN 39-1 as discussed in Note 1 to the Financial Statements. Such change in presentation resulted in an increase of $1.020 billion, $1.383 billion, $2.439 billion and $870 million in EFH Corp.’s total assets and total liabilities as of December 31, 2007, 2006, 2005 and 2004, respectively, as compared to amounts reported in the 2007 Form 10-K.
(f)	Preferred stock outstanding at the end of 2008, 2007, 2006 and 2005 has a stated amount of $51 thousand.

Note: Although EFH Corp. continued as the same legal entity after the Merger, its “Selected Financial Data” for periods preceding the Merger and for the periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor”, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2007 with the exception of a change in presentation related to EFH Corp.’s adoption of FSP FIN 39-1 and a change in classification to report the results of commodity hedging and trading activities on a separate line in the income statement instead of within operating revenues. (See Note 1 to the Financial Statements “Basis of Presentation.”) The consolidated financial statements of the Successor also reflect the application of “purchase accounting” and the adoption of SFAS 160.

Note: Results for 2008 are significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation fleet. Results for 2004 are significantly impacted by charges related to EFH Corp.’s comprehensive restructuring plan.

Quarterly Information

Results of operations by quarter are summarized below. In the opinion of EFH Corp., all adjustments (consisting of normal recurring accruals) necessary for a fair statement of such amounts have been made. Quarterly results are not necessarily indicative of a full year’s operations because of seasonal and other factors. All amounts are in millions of dollars.

	Successor
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2008:
Operating revenues	$2,354	$2,951	$3,695	$2,364

Net income (loss)	(1,269)	(3,331)	3,617	(9,015)
Net loss attributable to noncontrolling interests	—	—	—	160

Net income (loss) attributable to EFH Corp.	$(1,269)	$(3,331)	$3,617	$(8,855)

	Predecessor (a)			Successor
	First Quarter	Second Quarter	Third Quarter	Period from October 11, 2007 through December 31, 2007
2007:
Operating revenues	$2,355	$2,405	$2,983	$1,994

Income (loss) from continuing operations	(497)	110	979	(1,361)
Income from discontinued operations, net of tax effect	—	11	13	1

Net income (loss)	$(497)	$121	$992	$(1,360)

(a)	The 10-day period ended October 10, 2007 has not been presented as it is deemed to be immaterial.

Reconciliation of Previously Reported Quarterly Information — The following tables present changes to previously reported quarterly results. The first quarter 2008 reflects the change in classification to report the results of commodity hedging and trading activities on a separate line item in the income statement instead of within operating revenues and the fourth quarter 2008 reflects the effects of the retrospective adoption of SFAS 160. Income (loss) from continuing operations, income from discontinued operations, net income (loss) and net income (loss) attributable to EFH Corp. in the first quarter 2008 were not affected by the change in classification. The adoption of SFAS 160 only affected the fourth quarter 2008, since that is when Oncor sold noncontrolling interests, and it did not affect operating revenues. (See Note 1 to the Financial Statements for additional information).

Successor
First Quarter
2008:
Previously reported operating revenues	$787
Change in classification	1,567

Operating revenues	$2,354

Successor
Fourth Quarter
2008:
Previously reported net income (loss)	$(8,855)
Change due to adoption of SFAS 160	(160)

Net income (loss)	$(9,015)
Net loss attributable to noncontrolling interests (a)	160
Net income (loss) attributable to EFH Corp. (a)	$(8,855)

(a)	New lines/presentation pursuant to SFAS 160.

	Predecessor			Successor
	First Quarter	Second Quarter	Third Quarter	Period from October 11, 2007 through December 31, 2007
2007:
Previously reported operating revenues	$1,669	$2,022	$3,445	$502
Change in classification	686	383	(462)	1,492

Operating revenues	$2,355	$2,405	$2,983	$1,994

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